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STOCKHOLDERS AGREEMENT
dated as of June    , 2001
among
ALLIANCE DATA SYSTEMS CORPORATION
(FORMERLY, WORLD FINANCIAL
NETWORK HOLDING CORPORATION),
LIMITED COMMERCE CORP.,
WELSH, CARSON, ANDERSON & STOWE, VI. L.P.,
WELSH, CARSON, ANDERSON & STOWE VII, L.P.,
WELSH, CARSON, ANDERSON & STOWE VIII, L.P.,
WCAS INFORMATION PARTNERS, L.P.,
WCAS CAPITAL PARTNERS II LP
and
WCAS CAPITAL PARTNERS III LP

Exhibit A - Form of Agreement to be Bound

i

STOCKHOLDERS AGREEMENT

        STOCKHOLDERS AGREEMENT dated as of June    , 2001 among Alliance Data Systems Corporation (formerly, World Financial Network Holding Corporation) (the "Issuer"), Limited Commerce Corp. ("Limited Commerce"), Welsh, Carson, Anderson & Stowe VI, L.P. ("WCAS VI"), Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII"), Welsh Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), WCAS Information Partners, L.P. ("WCAS IP") WCAS Capital Partners II LP ("CP II") and WCAS Capital Partners III LP (together with WCAS VI, WCAS VII, WCAS VIII, WCAS IP and CP II, the " Investors").

        WHEREAS, the parties hereto are parties to a Stockholders Agreement dated as of January 31, 1996 (as amended, the "Original Stockholders Agreement");

        WHEREAS, concurrently with the execution of this Agreement, the Issuer is consummating an initial public offering of its Common Stock; and

        WHEREAS, in connection with such initial public offering, the parties hereto wish to terminate the Original Stockholders Agreement and to enter into this Agreement;

        NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

        "Commission" means the Securities and Exchange Commission and any successor having similar powers.

        "Common Stock" means the shares of common stock, par value $0.01 per share, of the Issuer.

        "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Holder" means each Person (other than the Issuer) who shall be a party to this Agreement, whether in connection with the execution and delivery of the Agreement as of the date hereof or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13D-3 under the Exchange Act) any shares of Common Stock; provided that, in addition to the parties to this Agreement as of the date hereof, only Permitted Transferees shall be Holders; and provided further that, in connection with any Transfer of Common Stock to a Permitted Transferee, such Permitted Transferee shall execute an Agreement to be Bound in the form of Exhibit A hereto (it being understood that partners of any Investor that receive shares of Common Stock in a pro rata "distribution-in-kind" from such Investor shall not be considered a "Holder" for purposes of this Agreement and any proposed Transfer to a Permitted Transferee who does not execute such an Agreement to be Bound shall be null and void and neither the Issuer nor any transfer agent of the Issuer shall register, or otherwise recognize in the Issuer's stock records, any such improper Transfer).

        "Issuer Board" means the Board of Directors of the Issuer.

        "Parent" means The Limited, Inc., a Delaware corporation.

        "Permitted Transferee" means, with respect to Limited Commerce, Parent or any Subsidiary of Parent.

        "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Public Offering" means any primary or secondary public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

        "Registrable Securities" means the Common Stock held by Limited Commerce, the Investors and the respective Transferees of Limited Commerce or any Investor and any capital stock for which such Common Stock is exchanged or into which it is converted; provided that such securities shall cease to be Registrable Securities when (x) a registration statement relating to such securities shall have been declared effective by the Commission, and such securities shall have been disposed of pursuant to such effective registration statement, or (y) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in effect) under the Securities Act are met or such shares may be sold pursuant to Rule 144(k).

        "Registration Expenses" means all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of (A) one counsel for Limited Commerce and its Permitted Transferees and (B) one counsel for Investors and its Permitted Transferees, (ix) fees and expenses of listing the Registrable Securities on a securities exchange or on the NASDAQ National Market System, (x) rating agency fees, (xi) reasonable fees and expenses of counsel for the Underwriter, (xii) reasonable fees and expenses of the Underwriter (excluding discounts or commissions relating to the distribution of the Registrable Securities) and (xiii) out-of-pocket expenses of the Issuer.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Holder" means Limited Commerce or any Transferees of Limited Commerce or any Investor or any Transferees of any Investor who propose to Transfer Registrable Securities pursuant to Article 3.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        "Third Party" means a prospective purchaser of Common Stock from a Holder.

        "Transfer" means any act of a Holder, directly or indirectly, to transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any Common Stock to any Person.

        "Transferee" means any transferee in a Transfer.

        "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

        "Voting Securities" means any class or series of capital stock and any bond, debenture or other obligation of the Issuer or WFN having the right to vote generally on matters voted on by the stockholders of the Issuer or WFN, as the case may be.

        "WFN" means World Financial Network National Bank, a national banking association and a wholly owned Subsidiary of the Issuer.

        (b) Each of the following terms is defined in the Section opposite such term:

Term	Section
CP II	Preamble
CP III	Preamble
Demand Registrant	3.01
Demand Registration	3.01
Effective Date	5.08
Indemnified Party	3.08
Indemnifying Party	3.08
Investors	Preamble
Issuer	Preamble
Limited Commerce	Preamble
Piggyback Holder	3.02
Registration Request	3.01
Sale Date	2.01(a)
Tag-along Notice	2.01(a)
Tag-along Notice Date	2.01(a)
Tag-along Notice Period	2.01(a)
Tag-along Offer	2.01(a)
Tag-along Offer Notice	2.01(a)
Tag-along Offeree	2.01(a)
Tag-along Purchaser	2.01(a)
Tag-along Ratio	2.01(a)
WCAS VI	Preamble
WCAS VII	Preamble
WCAS VIII	Preamble
WCAS IP	Preamble

ARTICLE 2
RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

        SECTION 2.01.    Tag-along Rights.    (a) Except as provided in Section 2.01(e), if any Holder ("Transferring Party") proposes to sell or otherwise dispose of any of its Common Stock to any Third Party (a "Tag-along Purchaser") pursuant to a bona fide offer to purchase (a "Tag-along Offer"), the Transferring Party shall provide written notice (the "Tag-along Offer Notice") of such Tag-along Offer to the Issuer and the Issuer shall promptly provide written notice (the effective date of such notice being the "Tag-along Notice Date") of such Tag-along Offer to each other Holder and its Permitted Transferees (each, a "Tag-along Offeree") in the manner set forth in this Section 2.01. The Tag-along Offer Notice shall identify the Tag-along Purchaser, the Tag-along Ratio (as defined below), the consideration per share of Common Stock and other material terms and conditions of the Tag-along Offer and, in the case of a Tag-along Offer in which the consideration payable for Common Stock consists in part or in whole of consideration other than cash, such information relating to such consideration as the Tag-along Offeree may reasonably request as being necessary for such Tag-along Offeree to evaluate such non-cash consideration, it being understood that such request shall not obligate the Transferring Party to deliver any information to such Tag-along Offeree not provided to the Transferring Party by the Tag-along Purchaser. It is understood and agreed that the provisions of this Article II shall not apply to any "distribution-in-kind" of shares of Common Stock by any Investor to the partners of such Investor.

        Each Tag-along Offeree shall have the right, exercisable as set forth below, to accept the Tag-along Offer for up to the number of shares of Common Stock determined pursuant to Section 2.01(b). The consideration per share paid to any Tag-along Offeree shall be not less than the highest price paid per share to the Transferring Party in respect of its Common Stock. Each Tag-along Offeree that desires to accept the Tag-along Offer shall provide the Transferring Party with written revocable notice (a "Tag-along Notice") (specifying, subject to Section 2.01(b), the number of Common Stock which such Tag-along Offeree desires to sell) within 45 days after the Tag-along Notice Date, and shall simultaneously provide a copy of such Tag-along Notice to the Issuer, and the Issuer shall forward a copy of each such Tag-along Notice to the Transferring Party and each other Tag-along Offeree. Such Tag-along Notice may be withdrawn or modified at any time until the expiration of 45 days after the Tag-along Notice Date (the "Tag-along Notice Period"). At the expiration of the Tag-along Notice Period, the most recent Tag-along Notice shall become irrevocable and binding, and shall constitute an irrevocable acceptance of the Tag-along Offer by the Tag-along Offeree for the Common Stock specified therein.

        As soon as practicable after the expiration of the Tag-along Notice Period, the Transferring Party shall notify the Issuer and each accepting Tag-along Offeree of the number of shares of Common Stock such Tag-along Offeree is obligated to sell or otherwise dispose of pursuant to the Tag-along Offer, such number to be calculated in accordance with Section 2.01(b). The Transferring Party shall notify the Issuer and each accepting Tag-along Offeree of the proposed date of any sale ("Sale Date") pursuant to this Section 2.01 no less than five days prior to the Sale Date, and each accepting Tag-along Offeree shall deliver to the Transferring Party the Duly Endorsed certificate or certificates representing the Common Stock to be sold or otherwise disposed of pursuant to such offer by such Tag-along Offeree, together with a limited power-of-attorney authorizing the Transferring Party to sell or otherwise dispose of such Common Stock pursuant to the terms of the Tag-along Offer and all other documents required to be executed in connection with such Tag-along Offer, no less than two days prior to the Sale Date.

        (b) Each Tag-along Offeree shall have the right to sell, pursuant to any Tag-along Offer, a number of shares of Common Stock less than or equal to the product of the total number of Common Stock offered to be sold by the Transferring Party or offered to be purchased by the Tag-along Purchaser as set forth in such Tag-along Offer multiplied by a fraction (the "Tag-along Ratio"), (1) the numerator of which is the number of Common Stock then held by such Tag-along Offeree and (2) the denominator of which shall be an amount equal to the total number of shares of Common Stock then held by all Tag-along Offerees exercising rights under this Section 2.01 plus the total number of shares of Common Stock then held by the Transferring Party. The number of shares of Common Stock sold by each Tag-along Offeree in a Tag-along Offer shall be equal to the lesser of the number of shares of Common Stock calculated pursuant to the formula set forth in this Section 2.01(b) and the number of shares of Common Stock specified in such Tag-along Offeree's Tag-along Notice in respect of such Tag-along Offer. If at the termination of the Tag-along Notice Period any Tag-along Offeree shall not have accepted the Tag-along Offer, such Tag-along Offeree will be deemed to have waived any and all of its rights under this Section 2.01 with respect to the sale or other disposition of any of its Common Stock pursuant to such Tag-along Offer and no Common Stock held by any such Tag-along Offeree will be included in such Tag-along Offer.

        (c) The Transferring Party shall have 45 days from the termination of the Tag-along Notice Period in which to consummate the sale contemplated by the Tag-along Offer to the Tag-along Purchaser at the price and on the terms set forth in the Tag-along Offer Notice; provided that if the purchase and sale of such Common Stock is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received. If, at the end of the period set forth in this Section 2.01(c), the Transferring Party has not completed the sale contemplated by the Tag-along Offer Notice, all the restrictions on sale or other disposition contained in this Agreement with respect to Common Stock owned by the Transferring Party shall again be in effect.

        (d) Within one Business Day after the consummation of the sale or other disposition of the Common Stock pursuant to the Tag-along Offer, the Transferring Party shall notify the Tag-along Offeree thereof, shall remit to each of the Tag-along Offeree the total sales price specified in the Tag-along Offer Notice for the Common Stock of such Tag-along Offeree sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of such sale (including the time of completion) and the terms thereof as may be reasonably requested by the Tag-along Offeree.

        (e) Notwithstanding anything contained in this Section 2.01, there shall be no liability on the part of a Transferring Party to any Tag-along Offeree if the sale of Common Stock pursuant to Section 2.01(c) is not consummated for whatever reason (other than as a result of a breach by the Transferring Party of any of its obligations under this Section 2.01). Whether to effect a sale of Common Stock pursuant to this Section 2.01 by a Transferring Party is in the sole and absolute discretion of the Transferring Party.

        (f) Each Tag-along Offeree shall be required to bear its proportionate share of any escrows, holdbacks or adjustments in purchase price under the terms of the purchase agreement relating to such Tag-along Offer; provided that the amount borne by any Tag-along Offeree shall not exceed the net proceeds received by such Tag-along Offeree for the Common Stock sold by it pursuant to such Tag-along Offer.

        SECTION 2.02.    Improper Transfer.    Any attempt to Transfer any Common Stock not in compliance with the provisions of Section 2.01 shall be null and void, and neither the Issuer nor any transfer agent of the Issuer shall register, or otherwise recognize in the Issuer's stock records, any such improper Transfer.

        SECTION 2.03.    Termination.    The provisions of Article 2 shall terminate at such time as Limited Commerce, the Investors and their respective Permitted Transferees together own less than 25% of the Common Stock then outstanding.

ARTICLE 3
REGISTRATION RIGHTS

        SECTION 3.01.    Demand Registration.    (a) Request for Registration. Limited Commerce, any Investor or any other Holder to which rights under this Section 3.01 have been transferred or assigned (a "Demand Registrant") may make a written request (the "Registration Request") for registration (a "Demand Registration") under the Securities Act of Registrable Securities having a value (determined in the good faith judgment of Limited Commerce (in the case of a Registration Request by Limited Commerce or any Transferee of Limited Commerce) or WCAS VII (in the case of a Registration Request by any Investor or any Transferee of any Investor)) of not less than $10 million (or, if less, all of the Registrable Securities then owned by such Demand Registrant). The Registration Request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof; provided that the Issuer shall not be obligated to effect (i) more than two Demand Registrations for Investors and its Transferees in the aggregate, (ii) more than two Demand Registrations for Limited Commerce and its Transferees in the aggregate or (iii) a Demand Registration if counsel to the Issuer delivers to the Demand Registrant a written opinion in form and substance satisfactory to the Demand Registrant to the effect that registration under the Securities Act is not necessary in order for the Demand Registrant to sell the Registrable Securities in the manner contemplated by the Demand Registrant and, following such sale, the Transferee (assuming such Transferee is not the Issuer or an affiliate of the Issuer within the meaning of the Securities Act) will be free to resell such Registrable Securities without restriction and without registration under the Securities Act.

        (b) Effective Registration. For purposes of Section 3.01(a), a registration of Registrable Securities will not count as a Demand Registration until it has become effective under the Securities Act.

        (c) Underwriting. If the Demand Registrant so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The Issuer Board shall select the book-running managing Underwriter in connection with such offering, and Limited Commerce and Investors (taken as a group) may each select one additional investment banking firm to serve as co-managing underwriter in connection with the offering.

        (d) Best Efforts of The Issuer. The Issuer will use its best efforts to effect the registration and the sale of Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable in connection with any Registration Request.

        SECTION 3.02. Piggyback Registration. If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering of its Registrable Securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), or (ii) for the account of any holders of its capital stock, then the Issuer shall give written notice of such proposed filing to Limited Commerce, Investors and all Transferees of Limited Commerce or any Investor to which Limited Commerce or such Investor shall have transferred any of its rights under this Section 3.02 (a "Piggyback Holder") as soon as practicable (but in any event not less than 20 days before the anticipated filing date), and such notice shall offer such Piggyback Holders the opportunity to register any and all shares of Registrable Securities owned by such Piggyback Holders. If such Holders wish to register securities of the same class or series as the Issuer or such holders, such registration shall be on the same terms and conditions as the registration of the Issuer's or such holders' securities. No registration effected under this Section 3.02 shall relieve the Issuer of its obligations to effect Demand Registrations to the extent required by Section 3.01 hereof.

        SECTION 3.03. Reduction of Offering. (a) If a Demand Registration involves an underwritten Public Offering and the managing Underwriter shall advise the Issuer and the Selling Holders that, in its view, (i) the number of shares of Common Stock requested to be included in such registration (including Common Stock which the Issuer proposes to be included) or (ii) the inclusion of some or all of the shares of Common Stock owned by the Holders, in either case, exceeds the largest number of shares of Common Stock which can be sold without having an adverse effect on such offering, including the price at which such shares or Common Stock can be sold (the "Maximum Offering Size"), the Issuer will include in such registration, in the priority listed below, up to the Maximum Offering Size:

              (i)  first, all shares of Common Stock requested to be registered by the Selling Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

            (ii)  second, all Registrable Stock requested to be included in such registration by any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Holders on the basis of the relative number of shares of Registrable Stock requested to be included in such registration); and

            (iii)  third, any Common Stock proposed to be registered by the Issuer.

        (b) If a registration pursuant to Section 3.02 involves an underwritten Public Offering (other than in the case of an underwritten Public Offering requested by any Demand Registrant in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3.03(a) shall apply) and the managing Underwriter advises the Issuer that, in its view, the number of shares of Common Stock which the Issuer and the selling Holders intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the following priority, up to the Maximum Offering Size:

              (i)  first, so much of the Common Stock proposed to be registered by the Issuer as would not cause the offering to exceed the Maximum Offering Size; and

            (ii)  second, all Registrable Stock requested to be included in such registration statement by any Holder pursuant to Section 3.02 or otherwise (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be so included).

        SECTION 3.04. Registration Procedures. Whenever the Issuer is required to effect the registration of Registrable Securities pursuant to Section 3.01 or 3.02 hereof, the Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such Registration Request:

            (a)  The Issuer will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days; provided that in the case of a Demand Registration, if the Issuer shall furnish to any Selling Holder a certificate signed by either its chairman, chief executive officer or president stating that in his good faith judgment it would materially adversely affect the Issuer or its shareholders for such a registration statement to be filed as expeditiously as possible, the Issuer shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the Registration Request in accordance with Section 3.01.

            (b)  The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to any Selling Holder and each Underwriter, if any, drafts of such documents proposed to be filed, and thereafter furnish to the Selling Holders and such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any Selling Holders or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

            (c)  After the filing of the registration statement, the Issuer will promptly notify any Selling Holders of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d)  The Issuer will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holders reasonably (in light of their intended plan of distribution) request and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition of their Registrable Securities; provided, that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities or (iii) consent to general service of process in any such jurisdiction.

            (e)  At any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act, the Issuer will immediately notify the Selling Holders of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holders and the Underwriters any such supplement or amendment. The Selling Holders agree that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Issuer, the Selling Holders will deliver to the Issuer all copies, other than permanent file copies then in the possession of the Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.04(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Issuer shall make available to the Selling Holders such supplemented or amended prospectus.

              (f)  The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            (g)  The Issuer will make available for inspection by any Selling Holder and any Underwriter participating in any disposition pursuant to a registration statement being filed by the Issuer pursuant to this Article 3 any attorney, accountant or other professional retained by any such Shareholder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer's (collectively, the "Records") as shall be reasonably requested by any such Person, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

            (h)  The Issuer will furnish to the Selling Holders and to each Underwriter, if any, a signed counterpart, addressed to the Selling Holders or such Underwriter, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters as are customarily covered by opinions and comfort letters, as the Selling Holders or the managing Underwriter therefor reasonably request.

              (i)  The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

              (j)  The Issuer will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed.

        The Issuer may require any Selling Holder, and each Selling Holder agrees, to furnish promptly in writing to the Issuer such information regarding such Selling Holder, the plan of distribution of the Registrable Securities and other information as the Issuer may from time to time reasonably request or as may be legally required in connection with such registration.

        SECTION 3.05. Registration Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to this Article 3 will be borne by the Issuer, whether or not any such registration statement becomes effective.

        SECTION 3.06. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Selling Holder, its officers, directors and agents, and each Person, if any, who controls each such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by or on behalf of any such Selling Holder expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such Selling Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 3.06.

        SECTION 3.07. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 3.07.

        SECTION 3.08. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.06 or 3.07, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party upon request of the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to the proceeding; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement, unless the Indemnifying Party has contested such reimbursement obligation and provides reasonable assurances that such payment can be made upon resolution of such dispute. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (y) provides that such Indemnified Party does not admit any fault or guilt with respect to the subject matter of such proceeding.

        SECTION 3.09. Contribution. (a) If the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and any Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of such Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and any Selling Holder or by the Underwriters. The relative fault of the Issuer on the one hand and any Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (b) The Issuer and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.09 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. he amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph hall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.09, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        SECTION 3.10. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

        SECTION 3.11. Current and Periodic Reports. The Issuer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act. Upon the request of Limited Commerce or Investors, the Issuer will deliver to Limited Commerce or Investors, as the case may be, a written statement as to whether it has complied with such requirements.

        SECTION 3.12. Holdback Agreements. If and to the extent requested by the Issuer, in the case of a non-underwritten public offering, and if and to the extent requested by the managing Underwriter or Underwriters, in the case of an underwritten public offering, the Holders agree not to effect, except as part of such registration, any public sale or distribution of the issue being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 120-day period beginning on, the effective date of such registration statement.

ARTICLE 4
CORPORATE GOVERNANCE; COVENANTS

        SECTION 4.01. Composition of the Board. (a) The Issuer Board shall consist of nine members. WCAS VII shall be entitled, but not required, to designate three members of the Issuer Board so long as it owns more than 20% of the Common Stock then outstanding. Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate two members of the Issuer Board as long as they own more than 10% of the Common Stock then outstanding. Limited Commerce's right to designate members of the Issuer Board pursuant to this Section 4.01 shall terminate at such time as Limited Commerce and its Permitted Transferees (taken as a group) hold less than 5% of the Common Stock then outstanding. Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate one member of the Issuer Board, as long as they own between 10% and 5% of the Common Stock then outstanding. Each Holder entitled to vote for the election of directors to the Board agrees that it will vote all of its Voting Securities or execute consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 4.01(a).

        (b) Each Holder and the Issuer agrees that if, at any time, it is entitled to vote for the removal of directors of the Issuer, it will not vote any of its Voting Securities in favor of the removal of any director who shall have been designated or nominated pursuant to Section 4.01(a) unless such removal shall be for Cause or the Person entitled to designate or nominate such director shall have consented to such removal in writing. Removal for "Cause" shall mean removal of a director because of such director's (a) willful and continued failure to substantially perform his duties with the Issuer in his established position, (b) willful conduct which is significantly injurious to the Issuer, monetarily or otherwise, or (c) conviction for, or a guilty plea to, a felony.

        (c) If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Issuer Board:

              (i)  the Person entitled under Section 4.01(a) to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "Nominee") to fill such capacity and serve as a director of the Issuer; and

            (ii)  each Holder then entitled to vote for the election of the Nominee as a director of the Issuer agrees that it will vote all of its Voting Securities, or execute a written consent, as the case may be, in order to ensure that the Nominee be elected to the Issuer Board.

        SECTION 4.02. Action by the Board. A quorum of the Issuer Board shall consist of a majority of the directors. All actions of the Issuer Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Issuer Board at which a quorum is present or the unanimous written consent of the Issuer Board; provided that, in the event there is a vacancy on either such Board of Directors and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

ARTICLE 5
MISCELLANEOUS

        SECTION 5.01. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

        SECTION 5.02. No Inconsistent Agreements. The Issuer is not a party to and will not hereafter enter into any agreement with respect to its securities which is inconsistent with, or otherwise grant rights superior to, the rights granted to Limited Commerce under this Agreement. Each of the Issuer,

Limited Commerce and Investors represents that it is not and agrees that it will not become a party to any other agreement relating to the voting of Voting Securities.

        SECTION 5.03. Original Stockholders Agreement; Entire Agreement; Amendments; No Waivers. (a) The Original Stockholders Agreement is hereby terminated; provided that each party thereto shall remain fully liable for any breach prior to the date hereof of any of its obligations thereunder.

        (b) This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and, except as set forth in Section 5.03(a), supersedes all prior agreements with respect thereto. This Agreement may be amended but only in a writing signed by the Investors, the Issuer and Limited Commerce. Any provision hereof may be waived but only in a writing signed by the party against which such waiver is sought to be enforced.

        (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 5.04. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telecopier or similar writing) and shall be given to such party at its address, or telecopier number set forth on its signature page or, in the case of a Transfer to a Permitted Transferee, to the address, or telecopier number of the party executing the written agreement contemplated by the definition of "Holder" set forth in Section 1.01 hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of the Issuer. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telex or telecopy number specified in its signature page and the appropriate answerback or confirmation, as the case may be, is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 5.04.

        SECTION 5.05. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

        SECTION 5.06. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

        SECTION 5.07. Successors, Assigns, Transferees. (a) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

        (b) This Agreement shall not be assignable or otherwise transferable by any party hereto, except that any Person acquiring shares of Common Stock who is required by the terms of the definition of "Holder" set forth in Section 1.01 hereof to become a party hereto shall execute and deliver to the Issuer an agreement to be bound (substantially in the form of Exhibit A) by this Agreement, and any Holder who ceases to beneficially own any Shares shall cease to be bound by the terms hereof (other than Sections 3.06, 3.07, 3.08 and 3.09).

        SECTION 5.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        SECTION 5.09. Fees and Expenses. Except as set forth herein, all fees and expenses incurred by any party hereto in connection with the preparation of this Agreement and the transactions contemplated hereby and all matters related thereto shall be borne by the party incurring such fees or expenses.

        SECTION 5.10. Recapitalizations. If any capital stock or other securities are issued in respect of, or in exchange or substitution for, any Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Stock or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

        SECTION 5.11. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

        SECTION 5.12. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents may be brought against any of the parties in the United States District Court for the Southern District of New York or any state court sitting in The City of New York, Borough of Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any obligation to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 5.04, together with written notice of such service of such party, shall be deemed effective service of process upon such party.

        SECTION 5.13. WCAS Information. The Investors hereby represent that, as of the date hereof, none of the individual partners and employees of any Investor own, and covenant that after the date hereof such individual partners and employees will not, hold more than 5.0% of the Common Stock outstanding at any time (other than (i) as a result of a distribution in kind of such shares of Common Stock to all partners of an Investor or (ii) as a result of open-market purchases).

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALLIANCE DATA SYSTEMS CORPORATION
By:	/s/ J. MICHAEL PARKS Title: Chief Executive Officer and President

LIMITED COMMERCE CORP.
By:	/s/ [ILLEGIBLE] Title:
Address:
c/o The Limited, Inc.
Three Limited Parkway
Columbus, OH 43230
Attention: General Counsel
Telephone: 614-415-7199
Fax: 614-415-7188

WELSH, CARSON, ANDERSON, STOWE VI, L.P.
By:	/s/ JONATHAN M. RATHER AS ATTORNEY IN FACT Title: General Partner
WELSH, CARSON, ANDERSON, STOWE VII, L.P.
By:	/s/ JONATHAN M. RATHER Title: General Partner
WELSH, CARSON, ANDERSON, STOWE VIII, L.P.
By:	/s/ JONATHAN M. RATHER Title: Managing Member
WCAS INFORMATION PARTNERS, L.P.
By:	/s/ JONATHAN M. RATHER AS ATTORNEY IN FACT Title: General Partner
By:	Title: General Partner
WCAS CAPITAL PARTNERS II LP
By:	/s/ JONATHAN M. RATHER AS ATTORNEY IN FACT Title: General Partner
WCAS CAPITAL PARTNERS III LP
By:	/s/ JONATHAN M. RATHER Title: Managing Member

EXHIBIT A

FORM OF AGREEMENT TO BE BOUND	[DATE]

To the Parties to the
Stockholders Agreement
dated as of                        , 2000

Dear Sirs:

        Reference is made to the Stockholders Agreement dated as of                        , 2000 (the "Stockholders Agreement"), by and among Alliance Data Systems Corporation, (the "Issuer"), Limited Commerce, Inc. ("Limited Commerce") and Welsh, Carson, Anderson & Stowe VI, L.P. ("WCAS VI"), Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII"), Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), WCAS Information Partners, L.P. ("WCAS IP"), WCAS Capital Partners II LP ("CP II") and WCAS Capital Partners III LP (together with WCAS VI, WCAS VII, WCAS VIII, WCAS IP and CP II, the "Investors"). Capitalized terms not defined herein have the meanings assigned to them in the Stockholders Agreement.

        In consideration of the covenants and agreements contained in the Stockholders Agreement and the transfer of the common stock, par value $0.01 per share, of the Issuer (the "Common Stock") to the undersigned by [Transferor], the undersigned hereby confirms and agrees to be bound by all of the provisions thereof.

        This letter shall be construed and enforced in accordance with the laws of the State of New York.

                      Very truly yours,

                      [Transferee]

Address/Telephone and Fax Information:
[To be provided]

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